[Certain portions of this exhibit have been redacted as they are both not material and are of the type of information that the Company treats as private or confidential. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon its request.]

CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies
Notice of Articles BUSINESS CORPORATIONS ACT	/s/ Carol Prest CAROL PREST

NOTICE OF ARTICLES

Name of Company:

GREENBRIAR CAPITAL CORP.

REGISTERED OFFICE INFORMATION

Mailing Address: SUITE 1120 - 625 HOWE STREET VANCOUVER BC V6C 2T6 CANADA	Delivery Address: SUITE 1120 - 625 HOWE STREET VANCOUVER BC V6C 2T6 CANADA

RECORDS OFFICE INFORMATION

Mailing Address: SUITE 1120 - 625 HOWE STREET VANCOUVER BC V6C 2T6 CANADA	Delivery Address: SUITE 1120 - 625 HOWE STREET VANCOUVER BC V6C 2T6 CANADA

Page: 1 of 2

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
BOYD, J. MICHAEL

Mailing Address:	Delivery Address:
[REDACTED]	[REDACTED]

Last Name, First Name, Middle Name:
WEBB, CLIFFORD MARION

Mailing Address:	Delivery Address:
[REDACTED]	[REDACTED]

Last Name, First Name, Middle Name:
KUNZ, DANIEL

Mailing Address:	Delivery Address:
[REDACTED]	[REDACTED]

Last Name, First Name, Middle Name:
Sutherland, William Robert

Mailing Address:	Delivery Address:
[REDACTED]	[REDACTED]

Last Name, First Name, Middle Name:
CIACHURSKI, JEFFREY J.

Mailing Address:	Delivery Address:
[REDACTED]	[REDACTED]

AUTHORIZED SHARE STRUCTURE
1. No Maximum	COMMON Shares	Without Par Value

Without Special Rights or
Restrictions attached

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